Exhibit 99.1

Janus Henderson Group plc Reports Fourth Quarter 2019 Diluted EPS of US$0.59,

or US$0.65 on an Adjusted Basis

•	Strong investment performance, with 76% and 77% of assets under management (‘AUM’) outperforming relevant benchmarks on a 3 and 5 year basis, respectively, as at 31 December 2019
•	Fourth quarter 2019 operating income of US$154.3 million and adjusted operating income of US$171.0 million
•	AUM of US$374.8 billion, up 5% compared to the prior quarter, as a result of strong markets and favourable FX partially offset by net outflows
•	Completed US$13 million of share buybacks during the fourth quarter concluding the US$200 million share buyback programme
•	Board declared quarterly dividend of US$0.36 per share and approved additional authorisation of US$200 million of buybacks through April 2021

LONDON — 4 February 2020 — Janus Henderson Group plc (NYSE/ASX: JHG; ‘JHG’, ‘the Group’) published its fourth quarter and full year 2019 results for the period ended 31 December 2019.

Fourth quarter 2019 operating income was US$154.3 million compared to US$143.6 million in the third quarter 2019 and US$150.0 million in the fourth quarter 2018. Adjusted operating income, adjusted for one-time, acquisition and transaction related costs, of US$171.0 million increased 7% compared to US$160.2 million in the third quarter 2019 and increased 3% compared to US$145.3 million in the fourth quarter 2018.

Fourth quarter 2019 diluted earnings per share was US$0.59 compared to US$0.58 in the third quarter 2019 and US$0.54 in the fourth quarter 2018. Adjusted diluted earnings per share of US$0.65 increased 2% compared to US$0.64 in the third quarter 2019 and increased 10% versus US$0.59 in the fourth quarter 2018.

Dick Weil, Chief Executive Officer of Janus Henderson Group plc, stated:

“2019 for Janus Henderson was a year marked by large outflows but also excellent investment performance, growing momentum in our retail businesses around the world and important progress towards our strategic objectives.  Our business is generating good cash flow which was returned to shareholders through dividends and a US$200 million share buyback. Strong markets and our investment performance have more than offset outflows resulting in AUM being 14% higher than a year ago, which creates a good starting point for 2020.

“I am optimistic about the outlook for the firm. With the talent and leadership that we have added, and the strength of the existing team, I believe the firm is well positioned. I remain confident that our excellent investment performance, alongside our clear strategy and strong financial position, will drive positive outcomes for clients, shareholders and employees.”

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SUMMARY OF FINANCIAL RESULTS (unaudited) (in US$ millions, except per share data or as noted)

The Group presents its financial results in US$ and in accordance with accounting principles generally accepted in the United States of America (‘US GAAP’ or ‘GAAP’). However, JHG management evaluates the profitability of the Group and its ongoing operations using additional non GAAP financial measures. Management uses these performance measures to evaluate the business, and adjusted values are consistent with internal management reporting. See adjusted statements of income reconciliation for additional information.

	Three months ended			Year ended
	31 Dec	30 Sep	31 Dec	31 Dec	31 Dec
	2019	2019	2018	2019	2018
GAAP basis:
Revenue	601.2	536.0	545.1	2,192.4	2,306.4
Operating expenses	446.9	392.4	395.1	1,651.5	1,656.6
Operating income	154.3	143.6	150.0	540.9	649.8
Operating margin	25.7%	26.8%	27.5%	24.7%	28.2%
Net income attributable to JHG	112.0	112.1	106.8	427.6	523.8
Diluted earnings per share	0.59	0.58	0.54	2.21	2.61

Adjusted basis:
Revenue	463.1	433.2	442.7	1,748.1	1,859.7
Operating expenses	292.1	273.0	277.4	1,121.5	1,133.7
Operating income	171.0	160.2	165.3	626.6	726.0
Operating margin	36.9%	37.0%	37.3%	35.8%	39.0%
Net income attributable to JHG	123.9	124.7	117.5	478.3	549.6
Diluted earnings per share	0.65	0.64	0.59	2.47	2.74

Fourth quarter 2019 adjusted revenue of US$463.1 million increased from the third quarter 2019 result of US$433.2 million due to higher average AUM and a higher net management fee margin, and higher performance fees. Fourth quarter 2019 adjusted operating income of US$171.0 million improved from US$160.2 million in the third quarter 2019, primarily driven by positive market and currency movements and higher performance fees.

DIVIDEND AND SHARE BUYBACK

On 3 February 2020, the Board declared a fourth quarter dividend in respect of the three months ended 31 December 2019 of US$0.36 per share. Shareholders on the register on the record date of 18 February 2020 will be paid the dividend on 5 March 2020. Janus Henderson does not offer a dividend reinvestment plan.

As part of the US$200 million on-market buyback programme approved by the Board in February 2019, JHG purchased approximately 0.5 million of its ordinary shares on the NYSE and its CHESS Depositary Interests (CDIs) on the ASX in the fourth quarter, for a total outlay of US$13 million.

Additionally, on 3 February 2020, and subject to formally appointing a corporate broker, the Board approved JHG commencing a new on-market buyback programme in 2020, on a date to be determined and announced by JHG. The Group intends to spend up to US$200 million to buy its ordinary shares on the NYSE and its CDIs on the ASX over 12 months. Further information regarding the proposed on-market buyback programme will be announced immediately prior to its finalisation and formal launch.

During the first quarter 2020, the firm will purchase shares on market for the annual share grants associated with 2019 variable compensation, which is not connected with the above Board approval. As a firm policy, Janus Henderson does not issue new shares to employees as part of its annual compensation practices.

Net tangible assets per share

US$	31 Dec 2019	31 Dec 2018
Net tangible assets / (liabilities) per ordinary share	1.68	1.32

Net tangible assets are defined by the ASX as being total assets less intangible assets less total liabilities ranking ahead of, or equally with, claims of ordinary shares.

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AUM AND FLOWS (in US$ billions)

FX reflects movement in AUM resulting from changes in foreign currency rates as non-US$ denominated AUM is translated into US$. Redemptions include impact of client switches.

Total Group comparative AUM and flows

	Three months ended			Year ended
	31 Dec	30 Sep	31 Dec	31 Dec	31 Dec
	2019	2019	2018	2019	2018
Opening AUM	356.1	359.8	378.1	328.5	370.8
Sales	18.7	15.3	16.6	65.2	71.1
Redemptions	(25.4)	(18.8)	(25.0)	(92.6)	(89.2)
Net sales / (redemptions)	(6.7)	(3.5)	(8.4)	(27.4)	(18.1)
Market / FX	25.4	(0.2)	(41.2)	73.7	(24.2)
Closing AUM	374.8	356.1	328.5	374.8	328.5

Quarterly AUM and flows by capability

		Fixed	Quantitative
	Equities	Income	Equities	Multi-Asset	Alternatives	Total
AUM 31 Dec 2018	167.6	72.4	44.3	30.2	14.0	328.5
Sales	6.9	4.9	0.7	2.2	0.9	15.6
Redemptions	(9.8)	(7.7)	(1.7)	(1.5)	(2.3)	(23.0)
Net sales / (redemptions)	(2.9)	(2.8)	(1.0)	0.7	(1.4)	(7.4)
Market / FX	24.1	2.9	6.3	2.5	0.4	36.2
AUM 31 Mar 2019	188.8	72.5	49.6	33.4	13.0	357.3
Sales	6.9	5.5	0.2	2.1	0.9	15.6
Redemptions	(12.9)	(5.2)	(4.3)	(1.5)	(1.5)	(25.4)
Net sales / (redemptions)	(6.0)	0.3	(4.1)	0.6	(0.6)	(9.8)
Market / FX	8.5	0.7	2.1	1.1	(0.1)	12.3
AUM 30 Jun 2019	191.3	73.5	47.6	35.1	12.3	359.8
Sales	6.0	6.1	0.3	2.4	0.5	15.3
Redemptions	(8.0)	(4.7)	(2.7)	(2.0)	(1.4)	(18.8)
Net sales / (redemptions)	(2.0)	1.4	(2.4)	0.4	(0.9)	(3.5)
Market / FX	(1.1)	0.1	0.4	0.8	(0.4)	(0.2)
AUM 30 Sep 2019	188.2	75.0	45.6	36.3	11.0	356.1
Sales	9.4	5.6	0.3	2.7	0.7	18.7
Redemptions	(10.7)	(8.4)	(3.6)	(1.3)	(1.4)	(25.4)
Net sales / (redemptions)	(1.3)	(2.8)	(3.3)	1.4	(0.7)	(6.7)
Market / FX	17.1	2.6	2.9	2.1	0.7	25.4
AUM 31 Dec 2019	204.0	74.8	45.2	39.8	11.0	374.8

Average AUM

	Three months ended			Year ended
	31 Dec	30 Sep	31 Dec	31 Dec	31 Dec
	2019	2019	2018	2019	2018
Equities	194.5	189.5	179.5	189.4	190.7
Fixed Income	74.2	74.4	73.0	73.5	76.6
Quantitative Equities	44.8	47.0	47.6	47.1	50.3
Multi-Asset	37.8	35.8	32.2	35.0	32.5
Alternatives	11.1	11.5	15.5	12.1	17.6
Total	362.4	358.2	347.8	357.1	367.7

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INVESTMENT PERFORMANCE

% of AUM outperforming benchmark (at 31 December 2019)

Capability	1 year	3 years	5 years
Equities	67%	76%	80%
Fixed Income	82%	84%	92%
Quantitative Equities	37%	40%	16%
Multi-Asset	91%	91%	93%
Alternatives	94%	99%	100%
Total	69%	76%	77%

Outperformance is measured based on composite performance gross of fees vs primary benchmark, except where a strategy has no benchmark index or corresponding composite in which case the most relevant metric is used: (1) composite gross of fees vs zero for absolute return strategies, (2) fund net of fees vs primary index or (3) fund net of fees vs Morningstar peer group average or median. Non-discretionary and separately managed account assets are included with a corresponding composite where applicable.

Cash management vehicles, ETFs, Managed CDOs, Private Equity funds and custom non-discretionary accounts with no corresponding composite are excluded from the analysis. Excluded assets represent 5% of AUM as at 31 December 2019. Capabilities defined by Janus Henderson.

% of mutual fund AUM in top 2 Morningstar quartiles (at 31 December 2019)

Capability	1 year	3 years	5 years
Equities	88%	87%	77%
Fixed Income	70%	55%	56%
Quantitative Equities	22%	22%	19%
Multi-Asset	93%	89%	90%
Alternatives	36%	74%	95%
Total	83%	82%	76%

Includes Janus Investment Fund, Janus Aspen Series and Clayton Street Trust (US Trusts), Janus Henderson Capital Funds (Dublin based), Dublin and UK OEIC and Investment Trusts, Luxembourg SICAVs and Australian Managed Investment Schemes. The top two Morningstar quartiles represent funds in the top half of their category based on total return. On an asset-weighted basis, 82%, 80%, 74%, 82% and 82% of total mutual fund AUM were in the top 2 Morningstar quartiles for the 10-year periods ended 31 Dec 2018, 31 Mar 2019, 30 Jun 2019, 30 Sep 2019 and 31 Dec 2019, respectively. For the 1-, 3-, 5- and 10-year periods ending 31 Dec 2019, 64%, 56%, 59% and 62% of the 201, 195, 183 and 146 total mutual funds, respectively, were in the top 2 Morningstar quartiles.

Analysis based on ‘primary’ share class (Class I Shares, Institutional Shares or share class with longest history for US Trusts; Class A Shares or share class with longest history for Dublin based; primary share class as defined by Morningstar for other funds). Performance may vary by share class. Rankings may be based, in part, on the performance of a predecessor fund or share class and are calculated by Morningstar using a methodology that differs from that used by Janus Henderson. Methodology differences may have a material effect on the return and therefore the ranking. When an expense waiver is in effect, it may have a material effect on the total return, and therefore the ranking for the period.

ETFs and funds not ranked by Morningstar are excluded from the analysis. Capabilities defined by JHG. © 2019 Morningstar, Inc. All Rights Reserved.

FIRST QUARTER 2020 RESULTS

Janus Henderson intends to publish its first quarter 2020 results on 30 April 2020.

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FOURTH QUARTER AND FULL YEAR 2019 RESULTS BRIEFING INFORMATION

Chief Executive Officer Dick Weil and Chief Financial Officer Roger Thompson will present these results on 4 February 2020 on a conference call and webcast to be held at 8am EST, 1pm GMT, 12am AEDT (5 February).

Those wishing to participate should call:

United Kingdom	0800 358 6377 (toll free)
US & Canada	800 239 9838 (toll free)
Australia	1 800 573 793 (toll free)
All other countries	+1 323 794 2551 (this is not a toll free number)
Conference ID	2506300

Access to the webcast and accompanying slides will be available via the investor relations section of Janus Henderson’s website (www.janushenderson.com/ir).

About Janus Henderson

Janus Henderson Group is a leading global active asset manager dedicated to helping investors achieve long-term financial goals through a broad range of investment solutions, including equities, fixed income, quantitative equities, multi-asset and alternative asset class strategies.

The firm has approximately US$375 billion in assets under management (at 31 December 2019), more than 2,000 employees, and offices in 28 cities worldwide. Headquartered in London, the company is listed on the New York Stock Exchange (NYSE) and the Australian Securities Exchange (ASX).

Investor enquiries:	Media enquiries:
Jim Kurtz	Sarah de Lagarde
Investor Relations Manager +1 (303) 336 4529	Director, Corporate Communications +44 (0) 20 7818 2626
jim.kurtz@janushenderson.com	sarah.delagarde@janushenderson.com

Or	United Kingdom: FTI Consulting
Investor Relations	Tom Blackwell + 44 (0) 20 3727 1051
investor.relations@janushenderson.com	tom.blackwell@FTIConsulting.com

Asia Pacific: Honner
Kieron Stevenson
+ 61 2 8248 3747
kieron@honner.com.au

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FINANCIAL DISCLOSURES

Condensed consolidated statements of comprehensive income (unaudited)

	Three months ended			Year ended
	31 Dec	30 Sep	31 Dec	31 Dec	31 Dec
(in US$ millions, except per share data or as noted)	2019	2019	2018	2019	2018
Revenue:
Management fees	457.8	446.2	452.3	1,792.3	1,947.4
Performance fees	18.3	1.4	3.5	17.6	7.1
Shareowner servicing fees	71.9	39.3	37.0	185.4	154.2
Other revenue	53.2	49.1	52.3	197.1	197.7
Total revenue	601.2	536.0	545.1	2,192.4	2,306.4

Operating expenses:
Employee compensation and benefits	163.1	147.9	155.8	602.5	613.0
Long-term incentive plans	44.5	42.2	32.3	184.3	188.6
Distribution expenses	138.1	102.8	102.4	444.3	446.7
Investment administration	13.8	11.2	11.6	47.9	46.9
Marketing	10.0	5.5	12.8	31.1	37.9
General, administrative and occupancy	60.3	67.6	62.4	260.8	253.7
Depreciation and amortisation	17.1	15.2	17.8	80.6	69.8
Total operating expenses	446.9	392.4	395.1	1,651.5	1,656.6

Operating income	154.3	143.6	150.0	540.9	649.8

Interest expense	(3.3)	(3.5)	(4.0)	(15.1)	(15.7)
Investment gains (losses), net	12.1	4.0	(15.3)	34.2	(40.9)
Other non-operating income (expenses), net	(5.8)	4.7	13.5	23.5	68.6
Income before taxes	157.3	148.8	144.2	583.5	661.8
Income tax provision	(36.9)	(35.7)	(43.4)	(137.8)	(162.2)
Net income	120.4	113.1	100.8	445.7	499.6
Net loss (income) attributable to noncontrolling interests	(8.4)	(1.0)	6.0	(18.1)	24.2
Net income attributable to JHG	112.0	112.1	106.8	427.6	523.8
Less: allocation of earnings to participating stock-based awards	(3.1)	(3.1)	(2.8)	(11.7)	(12.7)
Net income attributable to JHG common shareholders	108.9	109.0	104.0	415.9	511.1

Basic weighted-average shares outstanding (in millions)	183.6	187.9	193.3	188.0	195.0
Diluted weighted-average shares outstanding (in millions)	184.1	188.3	194.1	188.6	195.9

Diluted earnings per share (in US$)	0.59	0.58	0.54	2.21	2.61

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Adjusted statements of income (unaudited)

The following are reconciliations of US GAAP revenue, operating expenses, operating income, net income attributable to JHG and diluted earnings per share to adjusted revenue, adjusted operating expenses, adjusted operating income, adjusted net income attributable to JHG and adjusted diluted earnings per share.

	Three months ended			Year ended
	31 Dec	30 Sep	31 Dec	31 Dec	31 Dec
(in US$ millions, except per share data or as noted)	2019	2019	2018	2019	2018
Reconciliation of revenue to adjusted revenue
Revenue	601.2	536.0	545.1	2,192.4	2,306.4
Management fees[1]	(48.0)	(45.6)	(48.6)	(189.6)	(221.5)
Shareowner servicing fees[1]	(62.7)	(30.4)	(27.9)	(149.4)	(117.1)
Other revenue[1]	(27.4)	(26.8)	(25.9)	(105.3)	(108.1)
Adjusted revenue	463.1	433.2	442.7	1,748.1	1,859.7

Reconciliation of operating expenses to adjusted operating expenses
Operating expenses	446.9	392.4	395.1	1,651.5	1,656.6
Employee compensation and benefits[2]	(6.3)	(5.4)	(4.4)	(19.1)	(21.4)
Long-term incentive plans[2]	0.2	0.2	0.2	0.8	(10.6)
Distribution expenses[1]	(138.1)	(102.8)	(102.4)	(444.3)	(446.7)
Investment administration[2]	—	—	—	—	(0.7)
Marketing[2]	—	—	(0.1)	—	—
General, administration and occupancy[2]	(3.2)	(4.1)	(1.9)	(20.0)	(6.8)
Depreciation and amortisation[3]	(7.4)	(7.3)	(9.1)	(47.4)	(36.7)
Adjusted operating expenses	292.1	273.0	277.4	1,121.5	1,133.7

Adjusted operating income	171.0	160.2	165.3	626.6	726.0

Operating margin	25.7%	26.8%	27.5%	24.7%	28.2%
Adjusted operating margin	36.9%	37.0%	37.3%	35.8%	39.0%

Reconciliation of net income attributable to JHG to adjusted net income attributable to JHG
Net income attributable to JHG	112.0	112.1	106.8	427.6	523.8
Employee compensation and benefits[2]	6.3	5.4	4.4	19.1	21.4
Long-term incentive plans[2]	(0.2)	(0.2)	(0.2)	(0.8)	10.6
Investment administration[2]	—	—	—	—	0.7
Marketing[2]	—	—	0.1	—	—
General, administration and occupancy[2]	3.2	4.1	1.9	20.0	6.8
Depreciation and amortisation[3]	7.4	7.3	9.1	47.4	36.7
Interest expense[4]	0.2	0.4	0.9	2.5	3.1
Investment gains (losses), net	—	(1.0)	—	—	—
Other non-operating income (expenses), net[4]	(1.9)	(0.2)	0.3	(24.3)	(46.0)
Income tax provision[5]	(3.1)	(3.2)	(5.8)	(13.2)	(7.5)
Adjusted net income attributable to JHG	123.9	124.7	117.5	478.3	549.6
Less: allocation of earnings to participating stock-based awards	(3.4)	(3.4)	(3.2)	(13.1)	(13.4)
Adjusted net income attributable to JHG common shareholders	120.5	121.3	114.3	465.2	536.2

Weighted-average diluted common shares outstanding – diluted (two class) (in millions)	184.1	188.3	194.1	188.6	195.9
Diluted earnings per share (two class) (in US$)	0.59	0.58	0.54	2.21	2.61
Adjusted diluted earnings per share (two class) (in US$)	0.65	0.64	0.59	2.47	2.74

[1]

JHG contracts with third-party intermediaries to distribute and service certain of its investment products. Fees for distribution and servicing related activities are either provided for separately in an investment product’s prospectus or are part of the management fee. Under both arrangements, the fees are collected by JHG and passed-through to third-party intermediaries who are responsible for performing the applicable services. The majority of distribution and servicing fees collected by JHG are passed through to third-

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party intermediaries. JHG management believes that the deduction of distribution and service fees from revenue in the computation of adjusted revenue reflects the pass-through nature of these revenues. In certain arrangements, JHG performs the distribution and servicing activities and retains the applicable fees. Revenues for distribution and servicing activities performed by JHG are not deducted from GAAP revenue.

[2]

Adjustments primarily represent integration costs in relation to the Merger, including severance costs, legal costs and consulting fees. JHG management believes these costs do not represent the ongoing operations of the Group.

[3]

Investment management contracts have been identified as a separately identifiable intangible asset arising on the acquisition of subsidiaries and businesses. Such contracts are recognised at the net present value of the expected future cash flows arising from the contracts at the date of acquisition. For segregated mandate contracts, the intangible asset is amortised on a straight-line basis over the expected life of the contracts.  The year ended 31 December 2019 also included a US$18 million impairment of certain mutual fund contracts. JHG management believes these non-cash and acquisition-related costs do not represent the ongoing operations of the Group.

[4]

2019 adjustments primarily represent contingent consideration adjustments associated with acquisitions prior to the Merger and increased debt expense as a consequence of the fair value uplift on debt due to acquisition accounting. JHG management believes these costs do not represent the ongoing operations of the Group.

[5]	The tax impact of the adjustments is calculated based on the US or foreign statutory tax rate as they relate to each adjustment. Certain adjustments are either not taxable or not tax-deductible.

Condensed consolidated balance sheets (unaudited)

	31 Dec	31 Dec
(in US$ millions)	2019	2018
Assets:
Cash and cash equivalents	733.9	880.4
Investment securities	253.5	291.8
Property, equipment and software, net	84.7	69.5
Intangible assets and goodwill, net	4,592.9	4,601.3
Assets of consolidated variable interest entities	1,010.9	323.9
Other assets	945.8	745.0
Total assets	7,621.7	6,911.9

Liabilities, redeemable noncontrolling interests and equity:
Long-term debt	316.2	319.1
Deferred tax liabilities, net	729.1	729.9
Liabilities of consolidated variable interest entities	57.1	6.5
Other liabilities	935.2	859.5
Redeemable noncontrolling interests	677.9	136.1
Total equity	4,906.2	4,860.8
Total liabilities, redeemable noncontrolling interests and equity	7,621.7	6,911.9

Condensed consolidated statements of cash flows (unaudited)

	Three months ended			Year ended
	31 Dec	30 Sep	31 Dec	31 Dec	31 Dec
(in US$ millions)	2019	2019	2018	2019	2018
Cash provided by (used for):
Operating activities	207.0	173.2	243.3	463.2	670.8
Investing activities	(364.7)	(36.1)	13.0	(389.3)	100.9
Financing activities	176.0	(107.5)	(127.8)	(207.0)	(616.8)
Effect of exchange rate changes	4.5	13.1	(8.0)	13.0	(32.5)
Net change during period	22.8	42.7	120.5	(120.1)	122.4

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STATUTORY DISCLOSURES

Associates and joint ventures

At 31 December 2019, the Group holds interests in the following associates and joint ventures managed through shareholder agreements with third party investors, accounted for under the equity method:

•	LongTail Alpha LLC. Ownership 20%

Basis of preparation

In the opinion of management of Janus Henderson Group plc, the condensed consolidated financial statements contain all normal recurring adjustments necessary to fairly present the financial position, results of operations and cash flows of JHG in accordance with US GAAP. Such financial statements have been prepared in accordance with the instructions to Form 10‑K pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. The financial statements should be read in conjunction with the annual consolidated financial statements and notes presented in Janus Henderson Group’s Annual Report on Form 10‑K for the year ended 31 December 2018, on file with the SEC (Commission file no. 001‑38103). Events subsequent to the balance sheet date have been evaluated for inclusion in the financial statements through the issuance date and are included in the notes to the condensed consolidated financial statements.

Corporate governance principles and recommendations

In the opinion of the Directors, the financial records of the Group have been properly maintained, and the Condensed Consolidated Financial Statements comply with the appropriate accounting standards and give a true and fair view of the financial position and performance of the Group. This opinion has been formed on the basis of a sound system of risk management and internal control which is operating effectively.

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FORWARD-LOOKING STATEMENTS DISCLAIMER

Past performance is no guarantee of future results. Investing involves risk, including the possible loss of principal and fluctuation of value.

This document includes statements concerning potential future events involving Janus Henderson Group plc that could differ materially from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Janus Henderson Group’s Annual Report on Form 10‑K for the fiscal year ended 31 December  2018, on file with the Securities and Exchange Commission (Commission file no. 001‑38103), including those that appear under headings such as ‘Risk Factors’ and ‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’. Many of these factors are beyond the control of JHG and its management. Any forward-looking statements contained in this document are as at the date on which such statements were made. Janus Henderson Group assumes no duty to update them, even if experience, unexpected events, or future changes make it clear that any projected results expressed or implied therein will not be realised.

Annualised, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

The information, statements and opinions contained in this document do not constitute a public offer under any applicable legislation or an offer to sell or solicitation of any offer to buy any securities or financial instruments or any advice or recommendation with respect to such securities or other financial instruments.

Not all products or services are available in all jurisdictions.

Mutual funds in the US are distributed by Janus Henderson Distributors.

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a US fund prospectus or, if available, a summary prospectus containing this and other information, please contact your investment professional or call 800.668.0434. Read it carefully before you invest or send money.

Janus Henderson, Janus, Henderson, Intech and Knowledge. Shared are trademarks of Janus Henderson Group plc or one of its subsidiaries. © Janus Henderson Group plc.

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